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                              GREAT PLAINS SOFTWARE, INC.
                                         1983
                             INCENTIVE STOCK OPTION PLAN

1.  PURPOSE OF THE PLAN

         This Incentive Stock Option Plan (the "Plan") is intended to promote the interests of Great Plains Software, Inc., a Minnesota corporation (the "Company"), by providing the employees of the Company and any subsidiaries acquired or established at any time in the future, who are largely responsible for the management, growth and protection of the business, with incentives and rewards to encourage them to continue in the employ of the Company or its subsidiaries, if any. It is intended that the options issued pursuant to this Plan shall constitute incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended, as in effect prior to January 1, 1987 (the "1954 Code"), or Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), whichever is applicable. The Plan shall be interpreted and administered so as to satisfy the requirements of Section 422A of the 1954 Code or Section 422 of the Code, whichever is applicable. References in the Plan to Section 422 of the Code shall include Section 422A of the 1954 Code, as applicable.

2.  ADMINISTRATION OF THE PLAN

         The Plan shall be administered by a committee of the Board of Directors of the Company consisting of one or more persons (the "Committee"). The Committee shall from time to time designate the employees of the Company and its subsidiaries, if any, who shall be granted stock options under the Plan and the number of shares of stock to be optioned to each such employee.

         Subject to the terms and conditions of the Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary and further including, with no limitation on the generality of the foregoing, the authority to accelerate the exercisability of all or any part of any option granted under the Plan which was not made immediately and fully exercisable under the terms of its original grant. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan.

3.  ELIGIBILITY FOR PARTICIPATION

         The persons who shall be eligible to receive options pursuant to the Plan shall be such key employees (including officers, whether or not they are directors) of the Company or its subsidiaries, if any, as the Committee shall select from time to time. "Subsidiary" means any corporation of which the Company


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owns, directly or indirectly, stock with more than 50% of the total voting power of all classes of stock of such corporation.

4.  STOCK SUBJECT TO THE PLAN

         Under this Plan, options may be granted for the Company's Common
Stock, par value $.01 per share (the "Common Stock"). Shares issued upon exercise of options may be either newly issued shares or treasury shares, at the discretion of the Company. The aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed 1,550,000. If any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Plan. The limitation on the number of shares of Common Stock which may be issued under the Plan or for which options may be granted to each employee shall be subject to adjustment as provided in Section 5(d) of the Plan.

         A person who has been granted an incentive stock option under this Plan may be granted an additional option or options under the Plan if the Committee shall so determine; provided, however, that (a) for incentive stock options granted before January 1, 1987, the aggregate fair market value (determined as of the time the option is granted) of the Common Stock for which any employee may be granted such incentive stock options in any calendar year (under all plans described in subsection (b)(8) of Section 422A of the Code of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 plus any unused carryover to such year, determined in the manner set forth in Section 422A(c)(4) of the Code, and (b) for incentive stock options granted after December 31, 1986, to the extent the aggregate fair market value (determined at the time the incentive stock option is granted) of the Common Stock with respect to which all incentive stock options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of his employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options which do not qualify as incentive stock options within the meaning of Section 422 of the Code.

5.  TERMS AND CONDITIONS OF OPTIONS

         Stock options granted pursuant to the Plan shall be authorized by action of the Committee and shall be evidenced by option agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:


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         (a)  OPTION PRICE

         The option price of any option granted under the Plan shall be not less than 100% of the fair market value of the Common Stock on the date of the grant of such option. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value per share of Common Stock shall be as reasonably determined by the Committee, but shall not be less than the average of the closing representative bid and asked prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System, if applicable, or, if the Common Stock is then traded on a national securities exchange, the closing price of the Common Stock on such exchange on the date as of which fair market value is being determined. If on the date of grant of any option under the Plan the Common Stock is not publicly traded, the Committee shall make a good faith attempt to satisfy the option price requirement of this Section 5(a) and in connection therewith shall take such action as it deems necessary or advisable, including obtaining and relying on the opinion of one or more completely independent and well-qualified experts as to the fair market value of such Common Stock and such other facts and circumstances as it deems relevant.

         (b)  TERM AND EXERCISE OF OPTIONS

         (1) Each option granted under the Plan shall be exercisable on such date or dates, during such period (not exceeding ten years) and for such number of shares of Common Stock as shall be determined by the Committee and set forth in the stock option agreement with respect to such option.

         (2) Any option granted under the Plan may be exercised by notifying the Company in writing of such exercise prior to the termination of such option. The option price for the number of shares of Common Stock for which the option is exercised shall become immediately due and payable; provided, however, that in lieu of cash an optionee may, with the approval of the Committee, exercise his or her option by tendering to the Company Common Stock owned by such optionee (and with the certificates therefor registered in his or her name) having a fair market value equal to the cash exercise price of the shares of Common Stock being purchased.

         (3) No option granted hereunder before January 1, 1987 shall be exercisable while there is outstanding (within the meaning of the Code Section 422A(c)(7)) any incentive stock option to purchase stock of the Company or a parent or subsidiary corporation or a predecessor corporation of any of them which was granted to the optionee prior to the grant of such option hereunder.


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         (4)  During the lifetime of the optionee, the option shall be exercisable only by such optionee and shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution.

         (c)  EFFECT OF TERMINATION OF EMPLOYMENT

         (1) In the event that an optionee shall cease to be employed by the Company or its subsidiaries, if any, for any reason the option shall be automatically terminated as of the date of such termination of employment; provided that the Committee, in its discretion, may provide in any option granted pursuant to this Plan that in the event that an optionee shall cease to be employed by the Company or its subsidiaries, if any, for any reason other than his or her gross or willful misconduct or death or disability, such optionee shall have the right to exercise the option at any time within one month after such termination of employment to the extent of the full number of shares he or she was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

         (2) In the event that an optionee shall cease to be employed by the Company or its subsidiaries, if any, by reason of his or her gross or willful misconduct during the course of his or her employment, including but not limited to wrongful appropriation of funds of his or her employer or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of such misconduct.

         (3) If the optionee shall die while in the employ of the Company or a subsidiary, if any, or within one month after termination of employment for any reason other than gross or willful misconduct, or become disabled (within the meaning of Code Section 22(e)(3)) while in the employ of the Company or a subsidiary, if any, and such optionee shall not have fully exercised the option, such option may be exercised at any time within twelve months after such death or disability by the executors, administrators or guardians of the optionee, as applicable, or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares such optionee was entitled to purchase under the option on the date of such death or disability, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

         (d)  ADJUSTMENT UPON CHANGES IN STOCK

         If any change is made in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure or otherwise, appropriate adjustments shall be made as to the maximum number of


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shares subject to the Plan and the number of shares or other consideration and option prices relating to outstanding options.

         (e)  RIGHTS AS A STOCKHOLDER

         No person shall have any rights as a stockholder with respect to any shares of Common Stock subject to an option granted pursuant to the Plan until the date of the issuance of a stock certificate to such optionee for such shares.

         (f)  10% SHAREHOLDER RULE

         Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Code Section 424(d)) Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any (within the meaning of Code Section 422(b)(6)), the option price of any option granted to such optionee pursuant to the Plan shall be not less than 110% of the fair market value of the Common Stock determined as described herein, and such option by its terms shall not be exercisable after the expiration of five years from the date such option is granted, all in accordance with the requirements of Code Section 422(c)(5).

6.  SECURITIES MATTERS

         The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. The employee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state laws. The Company may, in its sole discretion, defer the effectiveness of any exercise of an option granted hereunder in order to allow the issuance of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Common Stock to be issued hereunder or to effect similar compliance under any state laws.


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         The Company shall inform the optionee in writing of its decision to defer the effectiveness of the exercise of an option granted hereunder. During the period that the effectiveness of the exercise of an option has been deferred, the optionee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

7.  AMENDMENT OF THE PLAN

         The Board of Directors of the Company may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders of the Company no revision or amendment shall (a) increase the number of shares subject to the Plan, except as provided in Section 5(d), (b) extend the term of the Plan, (c) extend the term for which options may be granted beyond ten years, (d) reduce the option price at which options may be granted to less than 100% of the fair market value of the Common Stock on the date of the grant, or (e) in any other fashion cause the options granted hereunder to fail to qualify as incentive stock options within the meaning of Code Section 422.

8.  EFFECTIVE DATE AND TERM OF PLAN

         The Plan was adopted by the Board of Directors of the Company on August 15, 1983, and was approved by the stockholders of the Company within 12 months thereof. The Plan was amended by the Board of Directors of the Company on December 15, 1986 and April 9, 1991 and thereafter, to the extent necessary, approved by the stockholders of the Company. The Plan was further amended by the Board of Directors on December 15, 1994 to increase the number of shares of Common Stock subject to the Plan and to extend the term of the Plan, and such amendments to the Plan were thereafter approved by the stockholders of the Company. The Plan was further amended on September 26, 1995 to increase the number of shares of Common Stock subject to the Plan, and such amendment to the Plan shall be approved by the stockholders of the Company within 12 months of September 26, 1995. The Plan shall terminate on December 15, 2004; PROVIDED, HOWEVER, that such termination shall in no way affect options granted prior thereto and then outstanding. Options may be granted under the Plan at any time prior to the termination of the Plan.


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